Exhibit 99.1

BEFORE THE STATE CORPORATION COMMISSION

OF THE STATE OF KANSAS

In the Matter of the Applications of	)
Westar Energy, Inc. and Kansas Gas	)
and Electric Company for Approval to	)	Docket No. 08-WSEE-1041-RTS
Make Certain Changes in their Charges	)
for Electric Service.	)

I. STIPULATION AND AGREEMENT

As a result of extensive discussions between the Staff of the State Corporation Commission of the State of Kansas (Staff), Westar Energy, Inc. and Kansas Gas and Electric Company (referred to herein as “Westar North” and “Westar South,” respectively and “Westar” collectively), the Citizens’ Utility Ratepayer Board (CURB), Kansas Industrial Consumers Group, Inc., on its own behalf and on behalf of its members (KIC),1 Unified School District No. 259 (USD 259),2 Kroger Co. (Kroger), Wal-Mart Stores, Inc. (Wal-Mart), Kaw Valley Electric Cooperative (Kaw Valley), Doniphan Electric Cooperative (Doniphan), Nemaha-Marshall Electric Cooperative (Nemaha-Marshall) (Kaw Valley, Doniphan and Nemaha-Marshall collectively referred to as the “Co-ops”), Kansas Electric Power Cooperative (KEPCo), U.S. Department of Defense (U.S. DOD) and Midwest Energy, Inc. (Midwest) (referred to collectively as the “Parties”), the Parties hereby submit to the Kansas Corporation Commission (“Commission”) for its consideration and approval the following Stipulation and Agreement (Stipulation):

[1]	KIC does not join in or support the provisions of paragraph 15 and reserves the right to file a brief in opposition to the provisions of paragraph 15. KIC also reserves the right to request an opportunity to offer testimony in opposition to the provisions of paragraph 15 and the other Parties reserve the right to oppose such request.
[2]	USD 259 signs subject to approval by its Board of Education. Counsel for USD 259 will file a letter with the Commission confirming approval by the Board of Education.

II. WESTAR’S APPLICATION

1. On May 28, 2008, Westar filed an Application with the Commission to make certain changes in its rates and charges for electric service, which was docketed as the above-captioned proceeding. Pursuant to a Commission Order issued on May 29, 2008, the effective date of this Application was suspended until January 23, 2009.

2. The schedules filed with Westar’s Application indicated a gross revenue deficiency of $177,600,000, based upon normalized operating results for the 12 months ending December 31, 2007, adjusted for known and measurable changes in revenues, operating and maintenance expenses, cost of capital and taxes, and other adjustments.

3. In support of its Application, Westar submitted the testimony of 16 witnesses and the schedules required by K.A.R. 82-1-231.

III. STAFF AND OTHER PARTIES’ PRE-FILED POSITIONS

4. On September 29, 2008, Staff filed its direct testimony in the above docket, recommending a rate increase of approximately $95 million for Westar. Staff opposed adoption of the depreciation rates Westar proposed for its steam generation facilities. Staff also made certain recommendations concerning the structure of Westar’s Retail Energy Cost Adjustment (RECA) tariff, recommended that Westar’s environmental costs currently included in its Environmental Cost Recover Rider (ECRR) not be rolled into base rates and recommended consolidation of the rates of Westar North and Westar South.

5. Also on September 29, 2008, CURB filed testimony in which it recommended the Commission increase Westar’s annual revenue requirement by approximately $75 million. CURB proposed that costs currently included in the ECRR be rolled into base rates and opposed consolidation of the rates of Westar North and Westar South. CURB opposed adoption of Westar’s proposed depreciation rates for its steam generation facilities.

6. Also on September 29, 2008, KIC filed testimony in which it recommended the Commission increase Westar’s annual revenue requirement by approximately $79 million. KIC opposed consolidation of the rates of Westar North and Westar South at this time and raised various accounting and ratemaking issues. KIC, along with USD 259, joined with CURB in opposing Westar’s proposed depreciation rates for steam generation facilities.

7. Also on September 29, 2008, the Co-ops filed testimony in which they requested that the Commission require Westar to share a portion of its margins derived from off-system asset-based sales with its Kansas full requirements wholesale customers.

8. In addition, Staff, CURB, KIC, USD 259, Kroger, Wal-Mart, and U.S. Department of Defense filed testimony addressing certain cost of service and tariff issues.

9. On October 8, 2008, Staff, Wal-Mart, Kroger and CURB filed Cross-Answering testimony on various rate design matters and depreciation. On October 8, 2008, Midwest filed Cross-Answering testimony in which it requested treatment similar to that requested by the Co-ops with regard to asset-based off-system sales margins.

10. On October 10, 2008, Staff filed a motion to file supplemental cross-answering testimony responding to Midwest’s supplemental testimony.

11. Westar filed rebuttal testimony on October 13, 2008.

12. Subsequently, on October 16 and 17, 2008, the parties met collectively to discuss the possible settlement of the issues in this matter.

IV. TERMS OF THE STIPULATION

After extensive negotiations, the Parties have agreed upon the following terms:

A.	Stipulated Revenue Requirement

13. The Parties agree that Westar’s overall annual revenue increase will be one hundred thirty million dollars ($130,000,000) to be divided evenly between Westar North and Westar South, exclusive of the ECRR costs to be rolled into base rates as set forth in paragraph 17 below.

B.	Retail Energy Cost Adjustment (RECA) Mechanism

14. The Parties agree that Westar will amend its RECA tariff generally following the methodology currently reflected in the Energy Cost Adjustment of Kansas City Power & Light Company (KCPL). Such amendment will be effective with the first billing cycle following implementation of rates hereunder, provided however, if rates implemented hereunder become effective on the first billing cycle of any month, the RECA amendment shall be effective on such date. Specifically, the RECA will be modified such that fuel and purchased power costs will be forecasted on a calendar quarter basis resulting in a RECA factor fixed on a calendar quarter basis. Fuel expense shall be described in Westar’s RECA as the total expense to fuel accounts 501, 518 and 547 less company labor. Purchased power shall be described as the Account 555, Purchased Power Expense exclusive of capacity, demand and other fixed costs, plus equalization costs recorded in Account 556.1 plus the change in demand revenue from the amount included in FERC-approved wholesale formula rates. Asset-based off-system margins will be forecast on a calendar quarter basis according to the method proposed by Westar witness Dietz except that forecasted margins will be incorporated into the RECA using the 50th percentile of the margin probability distribution function. Other changes will reflect the credit for revenue received from renewable energy credits, Westar’s Renewable Energy Service Rider approved in Docket No. 09-WSEE-198-TAR and the pro rata share of asset-based off-system margins as described in paragraph 15 below. The true-up process currently used in the RECA will continue. The Parties recognize that there will be some differences between Westar’s RECA and KCPL’s ECA due to differences in the operations and accounting methods between the companies.

15. Contemporaneously with the modifications to Westar’s RECA, Westar will amend its RECA to provide that a pro rata share of the asset-based off-system sale margins that the Commission requires Westar to credit to customers will be credited to Full Requirements3 customers taking service from Westar under cost-based formula rate contracts with terms of 20 years or more to the extent such credits are provided for in such customers’ FERC-approved agreements with Westar. The calculation of the portion of credits to be provided to such Full Requirements customers will be based on the ratio of (1) projected energy sales to such Full Requirements customers, to (2) the sum of projected energy sales to such Full Requirements Customers and projected energy sales to Westar’s retail customers. Any amount to be credited to such customers shall reduce the amount of credit to be provided to Westar’s retail customers. The amount of such credits and the pro-rata shares provided to Westar’s retail and qualified Full Requirements customers shall be subject to annual true-up. Westar agrees that it will work with Staff to make any necessary modifications to the RECA and with the potentially affected wholesale customers to amend their agreements and to obtain approval from FERC for any necessary changes.

C.	Miscellaneous issues

16. Westar agrees that it will not receive an incentive return on the 296 MW of wind generation that was the subject of Docket No. 08-WSEE-309-PRE and that Westar will not request an incentive return on the facilities addressed in such docket in any future docket. Westar reserves the right to request an incentive return on future investment in renewable generation.

[3]	Full Requirements shall mean the supply of capacity and firm energy by Westar to a wholesale customer to serve such wholesale customer’s load as the same may fluctuate in real time, less such wholesale customer’s resources used to serve its load. Full Requirements electric service has a priority equivalent to Westar’s firm native load.

17. The rates included in Westar North’s and Westar South’s ECRRs at the effective date of tariffs resulting from this proceeding will be rolled into Westar North and Westar South base rates, respectively, and the ECRRs will be zero-based at that time, with the exception of the true-up balance which will roll to the ECRR filing. The increase in base rates resulting from rolling the ECRRs into base rates will be equal to the decrease in the ECRRs resulting therefrom. Such increases in base rates are in addition to the amount referenced in paragraph 13 above. Notwithstanding anything contained herein, Westar’s ECRRs will remain in full force and effect.

18. The Parties agree that the revenue requirement specified in paragraph 13 above includes an increase in Westar’s depreciation expense for its steam generation plant in the amount of approximately $7.6 million pursuant to the depreciation rates set forth as Appendix A to this Stipulation. Westar agrees that it will adopt the depreciation rates set forth in Appendix A. By agreeing to such an increase in Westar’s depreciation rates, none of the Parties is agreeing that such rates are based on a proper study and none of the Parties other than Westar agrees that depreciation rates should be changed on the basis of a depreciation study that does not consider all of the company’s plant accounts. The Parties agree that Westar’s cost of service deferred income tax expense and amortization of investment tax credits complies with the tax normalization requirements of the Internal Revenue Code of 1986 as amended. Westar further agrees that if in the future there is a difference between the depreciation rates adopted by Westar for the purposes of financial accounting and the depreciation rates approved by the Commission for regulatory purposes Westar will account for any differences between such Commission-approved depreciation rates and the depreciation rates that Westar uses for financial accounting purposes using the method described by Staff witness Jeffrey McClanahan in his direct testimony in this matter.

19. Westar agrees to work with CURB and the other interested parties in discussing possible redesign of its Renewable Energy Program Rider.

20. With regard to the Kansas Investment Tax Credit (also referred to as the “Kansas High Performance Incentive Program” (HPIP)), for such tax credits received by Westar related to investments made on or after January 1, 2007, Westar will apply the same accounting method as it currently applies to post-1970 ITC.

21. Westar agrees to fund a comprehensive study of its distribution vegetation management program by an independent consultant with extensive experience in electric utility industry vegetation management practices. Westar will consult with Staff prior to its election of the consultant. The comprehensive study, which will be completed between the fourth calendar quarter 2009 and year-end 2010, will include an office and field review and evaluation of operating procedures, work practices, vegetation work load, overall system condition, and clearance program progress. Westar’s agreement with the consultant will require consultant to provide a complete, comprehensive written report on its study and findings. Westar will file in this docket the entire report within three months of study completion but in no case later than the filing of Westar’s next retail rate proceeding. Westar will also report costs of any proposed changes in vegetation management practices, to the Commission within 12 months of an order approving this Stipulation.

D.	Accounting matters

22. With regard to facilities for which Westar is authorized to recover Construction Work in Progress (CWIP), the Parties agree that Westar may continue to accrue an Allowance for Funds Used During Construction (AFUDC) until the earlier of the date such facilities commence commercial operations or the date on which the CWIP balance is included in rates.

23. Until its next general rate proceeding, Westar is authorized to calculate its rate of return for regulatory accounting purposes, including the accrual of AFUDC, using the updated capital structure and cost of debt accepted by the parties and an assumed return on equity of 10.4% and a resulting overall rate of return of 8.4949%. For settlement purposes only, the Parties agree to the use of the indicated return on equity due to the current uncertainty in financial markets and do not view such return on equity as precedential. It should be recognized that the indicated rate of return to be used as provided in this paragraph is a compromise position in recognition of the financial uncertainty at the time this Stipulation was negotiated and that the indicated return on equity should not be viewed as having been used by any Party in arriving at the revenue requirement set forth in paragraph 13 above.

24. The Ad Valorem expense adjusted for transmission related plant included in Westar’s base rates is $42,475,782 for Westar North and $25,146,129 less any capitalized ad valorem taxes including $96,856 amount ad valorem taxes capitalized related to Wolf Creek projects. In order to calculate future ad valorem tax surcharges, the ad valorem tax expense assumed to be collected in base rates will begin with the effective date of the rate increase resulting from this docket, until the amount is reset in a Commission order.

25. Amortization periods are established as follows:

a.	Westar’s actual rate case expense – three years;

b.	Storm damage expense — the amount will be determined at the time rates become effective but was estimated in the rate proceeding to be $47,022,951 in total – $43,698,172 and $3,324,779 for Westar North and Westar South, respectively – five years;

c.	Gain on sale of Olathe service center in the amount of $413,316 – three years; and

d.	Aquila consent fee in the amount of $1,032,720 – amortized over the life of the lease – through 2019 as proposed by Witnesses Grady for Staff Direct at 17 – 19, Dittmer for KIC at 17 - 21 and Rohlfs Rebuttal at 28 - 32 for Applicants.

26. The revenue increase referenced in paragraph 13 above does not include costs recoverable through Westar’s Transmission Delivery Charge.

E.	Abbreviated Rate Proceeding

27. The Parties agree that Westar may use the abbreviated rate setting process contained in K.A.R. 82-1-231(b)(3) to update rates to include costs, including depreciation and operating and maintenance expenses, related to the Emporia Energy Center (EEC) and the 296 MW of wind generation addressed in Docket Nos. 07-WSEE-616-PRE and 08-WSEE-309-PRE, respectively, up to the amount of costs approved by the Commission in such dockets but not included in rates set as a result of this proceeding. The Parties request the Commission to expressly state its prior approval pursuant to K.A.R. 82-1-231(b)(3). The cost of capital to be used for purposes of such proceeding is to be the overall rate of return stated in paragraph 23 above. The operating and maintenance expenses to be used shall be actual annualized expenses, if known, and estimated if no expenses have yet been incurred related to Phase II of the EEC. The operating and maintenance expenses for the 296 MW of wind generation shall only be actual annualized expenses. In the event that Westar wishes to seek recovery for any capital costs related to investment in excess of such predetermined amounts, any such additional costs may only be recovered through the filing of a subsequent general rate proceeding where such additional amounts will be subject to a Commission review. The Parties agree that the amounts included in rate base as a result of this proceeding are $277,883,168 for EEC, of which

$199,375,057 is plant in service and $78,508,111 is CWIP, and $202,216,102 for wind generation, all of which is CWIP. Westar agrees that in such abbreviated rate setting process that substantial changes in tax or other applicable laws or regulations or other major events that result in significant differences in Westar’s costs may also be addressed.

F.	Class Cost of Service and Rate Design

28. The Parties agree that if rates are not consolidated between Westar North and Westar South, the rate increase should be allocated among the respective classes of customers according to the amounts indicated for each class as shown on Appendix B hereto and that rates should be adjusted as shown on Appendix C hereto.

29. The issue of whether rates should be consolidated between Westar North and Westar South is reserved for hearing. Testimony on this issue has been provided in the testimony of Westar witnesses Moore, Direct at 24-26, Rohlfs, Direct at 29-30 and Rebuttal at 13-18, CURB witness Crane, Direct at 96-97, KIC witness Dittmer, Direct at 82-95, USD 259 witness Daniel at 13-23 and Staff witness Holloway, Direct at 3-27 and Cross-Answering at 1-5. In addition to this testimony, Staff witness Dorothy Myrick is providing a set of alternate rates reflecting consolidation of the two service territories. All Parties may file testimony in support of or opposition to such proposed alternative rates.4 The Parties propose that such testimony be filed on or before four o’clock p.m. on October 31, 2008, and that the hearing concerning the reserved issue be held commencing November 5, 2008, until concluded. Nothing in this Stipulation shall prevent any of the Parties from presenting arguments and/or briefs in support of or opposition to the issue of rate consolidation, as well as the proposed alternative rates.

[4]	Wal-Mart does not have a position with regards to consolidation of rates between Westar North and Westar South, and does not intend to submit testimony regarding this issue.

V. MISCELLANEOUS PROVISIONS

A.	The Commission’s Rights

30. Nothing in this Stipulation is intended to impinge or restrict, in any manner, the exercise by the Commission of any statutory right, including the right of access to information, and any statutory obligation, including the obligation to ensure that Westar is providing efficient and sufficient service at just and reasonable rates.

B.	Parties’ Rights

31. The Parties, including Staff, shall have the right to present pre-filed testimony in support of this Stipulation. Such testimony shall be filed formally in the docket and presented by witnesses at a hearing on this Stipulation. The Parties propose that such testimony be filed on or before four o’clock p.m. on October 31, 2008.

C.	Waiver of Cross-Examination

32. Except as to the testimony concerning rate consolidation and potential rate equalization between Westar North and Westar South of witnesses Rohlfs, Crane, Dittmer, Daniel, Myrick and Holloway referenced in paragraph 29 above, the Parties waive cross-examination on all testimony filed prior to the filing of this Stipulation. The Parties also waive cross-examination on all testimony filed in support of the Stipulation. The waiver of cross-examination contained herein does not apply to testimony concerning proposed consolidated rates to be filed on October 31, 2008. The Parties agree that all such prefiled testimony and testimony filed in support of the Stipulation may be incorporated into the record without objection.

D.	Negotiated Settlement

33. This Stipulation represents a negotiated settlement that fully resolves the Issues addressed in this document. The Parties represent that the terms of this Stipulation constitute a fair and reasonable resolution of the issues addressed herein. Except as specified herein, the Parties shall not be prejudiced, bound by, or in any way affected by the terms of this Stipulation (a) in any future proceeding; (b) in any proceeding currently pending under a separate docket; and/or (c) in this proceeding should the Commission decide not to approve this Stipulation in the instant proceeding. If the Commission accepts this Stipulation in its entirety and incorporates the same into a final order without material modification, the Parties shall be bound by its terms and the Commission’s order incorporating its terms as to all issues addressed herein and in accordance with the terms hereof, and will not appeal the Commission’s order on these issues.

E.	Interdependent Provisions

34. The provisions of this Stipulation have resulted from negotiations among the Parties and are interdependent. In the event that the Commission does not approve and adopt the terms of this Stipulation in total, it shall be voidable and no Party hereto shall be bound, prejudiced, or in any way affected by any of the agreements or provisions hereof. Further, in such event, this Stipulation shall be considered privileged and not admissible in evidence or made a part of the record in any proceeding.

F.	Submission of Documents to The Commission Or Staff

35. To the extent this Stipulation provides for information, documents or other data to be furnished to the Commission or Staff, such information, documents or data shall be filed with the Commission and a copy served upon the Commission’s Director of Utilities. Such information, documents or data shall be marked and identified with the docket number of this proceeding.

IN WITNESS WHEREOF, the Parties have executed and approved this Stipulation and Agreement, effective as of the 27th day of October 2008, by subscribing their signatures below.

BY:	/s/ Dana A. Bradbury
W. Thomas Stratton, Jr. #11916
Chief Litigation Counsel
Dana A. Bradbury, #11939
Litigation Counsel
Matthew A. Spurgin, # 20470
Litigation Counsel
Kansas Corporation Commission
1500 SW Arrowhead Rd.
Topeka, Kansas 66604-4027

ATTORNEYS FOR STAFF

BY:	/s/ Martin J. Bregman
Martin J. Bregman, #12618
Executive Director, Law
Cathryn J. Dinges, #20848
Corporate Counsel
818 South Kansas Avenue
Topeka, Kansas 66612

ATTORNEYS FOR WESTAR ENERGY, INC. AND KANSAS GAS AND ELECTRIC COMPANY

BY:	/s/ David Springe
David Springe #15619
Niki Christopher #19311
C. Steven Rarrick #13127
Citizens’ Utility Ratepayer Board
1500 SW Arrowhead Road
Topeka, KS 66604

ATTORNEYS FOR CURB

BY:	/s/ James P. Zakoura
James P. Zakoura. #7644
Constance L. Shidler, #38402
750 Commerce Plaza II
7400 West 110th Street
Overland Park, Kansas 6621 0-2362

ATTORNEYS FOR KANSAS INDUSTRIAL CONSUMERS GROUP, INC.

BY:	/s/ Sarah J. Loquist
Sarah J. Loquist, #18225
Assistant General Counsel
Unified School District No. 259
201 N. Water
Wichita, Kansas 67202-1292

COUNSEL FOR UNIFIED SCHOOL DISTRICT NO. 259

BY:	/s/ Staci O. Schorgl
Staci Olvera Schorgl #19753
Bryan Cave
3500 One Kansas City Place
1200 Main Street
Kansas City, Missouri 64 105

Gregory K. Lawrence
Grace C. Wung
McDermott Will & Emery LLP
28 State Street
Boston, MA 02 109-1 775
Telephone: (6 17) 535-4030
Facsimile: (617) 535-3800

Jonathan H. Flynn
McDermott Will & Emery LLP
600 13th Street, N.W.
12th Floor
Washington, DC 20005-3096

ATTORNEYS FOR WAL-MART STORES, INC.

BY:	/s/ J. Michael Peters
J. Michael Peters #7457
P.O. Box 4877
Topeka, KS 66604-7010

ATTORNEY FOR KANSAS ELECTRIC COOPERATIVE, INC.

BY:	/s/ Glenda Cafer
Glenda Cafer (#13342)
Cafer Law Office, L.L.C.
2921 SW Wanamaker Drive, Suite 101
Topeka, Kansas 66614

ATTORNEY FOR KAW VALLEY, DONIPHAN, AND NEMAHA-MARSHALL

BY:	/s/ Kurt J. Boehm
Michael L. Kurtz, Esq.
Kurt J. Boehm, Esq.
BOEHM, KURTZ & LOWRY
36 East Seventh Street, Suite 1510
Cincinnati, Ohio 45202

John R. Wine #10016
410 Northeast 43’
Topeka, Kansas 66617

COUNSEL FOR THE KROGER CO.

BY:	/s/ Kevin K. LaChance
Kevin K. LaChance
Kansas State Bar No. 15058
Office of the Staff Judge Advocate
HQ, 1st Infantry Division & Fort Riley
Building 200, Patton Hall
Fort Riley, KS 66442-5017

Peter Q. Nyce Jr.
D.C. Bar No. 923011
Regulatory Law Office
Department of the Army
901 N. Stuart Street, Suite 713
Arlington, VA 22203-1837

COUNSEL FOR U.S. DEPARTMENT OF DEFENSE

BY:	/s/ Frank A. Caro, Jr.
Frank A. Caro, Jr. #11678
Anne E. Callenbach #18488
Polsinelli Shalton Flanigan Suelthaus PC 6201
College Boulevard, Suite 500
Overland Park, Kansas 66211

ATTORNEYS FOR MIDWEST ENERGY, INC.

16